UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2012

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Termination and Revised Relationship Agreement

On July 31, 2012, Idenix Pharmaceuticals, Inc. (the “Company” or “Idenix”) and Idenix (Cayman) Limited, a wholly owned subsidiary of the Company, entered into a termination and revised relationship agreement (the “Termination Agreement”) with Novartis Pharma AG (“Novartis”), whereby the parties materially amended the collaboration previously entered into on May 8, 2003.

The collaboration entered into between the parties in May 2003 included the following agreements and transactions:

•

the Development, License and Commercialization Agreement as entered into on May 8, 2003 (the “May 2003 Agreement”), which was subsequently amended in April 2004, December 2004, February 2006, September 2007, January 2009 and April 2011 (as amended, the “DLCA”), under which the Company collaborated with Novartis to develop, manufacture and commercialize drug candidates which Novartis licensed from the Company;

•

the Manufacturing and Supply Agreement, under which Novartis manufactured for the Company the active pharmaceutical ingredient, or API, for the clinical development and, under certain circumstances, commercial supply of drug candidates Novartis licensed from the Company and for the finishing and packaging of licensed products;

•

the Stockholders’ Agreement, which was subsequently amended and restated in July 2004 and amended in April 2011, which provided Novartis with, among other things, registration rights, certain corporate governance rights, including board representation, and participation rights in future issuances of the Company’s securities;

•

a Letter Agreement, which was subsequently amended in January 2009 and April 2011 (as amended, the “Letter Agreement”), which provided Novartis with rights regarding the appointment and removal of the Company’s Chief Financial Officer and other matters; and

•

the Stock Purchase Agreement, under which Novartis purchased approximately 54% of the Company’s then outstanding capital stock from certain stockholders for $255.0 million in cash, with an additional aggregate amount of up to $357.0 million contingently payable to these stockholders if the Company achieved predetermined milestones with respect to the development of specific hepatitis C virus, or HCV drug candidates, including valopicitabine, which the Company ceased developing in July 2007.

Pursuant to the Termination Agreement, as of July 31, 2012, the DLCA is terminated in its entirety other than with respect to certain provisions of the May 2003 Agreement and the September 2007 amendment that are specifically referenced as surviving in the Termination Agreement, as described more fully below. The Manufacturing and Supply Agreement, the Letter Agreement, a Commercial Manufacturing Agreement entered into in June 2006 between Idenix and Novartis (the “Commercial Manufacturing Agreement”), and a Transition Services Agreement entered into in September 2007 among Idenix, Idenix (Cayman) Limited and Novartis (the “Transition Services Agreement”) are each respectively terminated in their entireties as of July 31, 2012 pursuant to the Termination Agreement. The Stockholders’ Agreement was amended and restated in its entirety, as described more fully below. The Stock Purchase Agreement remains in full force and effect.

Termination of Novartis’ Option to License the Company’s Development Stage Drug Candidates

Under the DLCA, Novartis had an option to license any of the Company’s development-stage drug candidates after demonstration of activity and safety in a proof-of-concept clinical trial, so long as Novartis maintained at least 30% ownership of the Company’s voting stock and for three years thereafter. If Novartis licensed a drug candidate, it was obligated to fund a portion of the development expenses that Idenix incurred in accordance with development plans agreed upon by the parties. Under the DLCA, Idenix granted Novartis an exclusive worldwide license to market and sell drug candidates that Novartis chose to license from Idenix. The commercialization rights under the DLCA also included Idenix’s right to co-promote and co-market all licensed products in the United States, United Kingdom, France, Germany, Italy and Spain. Pursuant to the Termination Agreement, Novartis’ option right to license the Company’s current and future development-stage drug candidates in any therapeutic area has terminated. In exchange, the Company has agreed to pay Novartis a royalty based on worldwide product sales of the Company’s HCV drug products, unless such drug products are prescribed in combination with Novartis’ HCV drug products. The royalty percentage will vary based on the commercialized Idenix HCV drug product, but will range from the high single digits to the low double digit percentages. Royalties are payable until the later to occur of a) expiration of the last-to-expire of specified patent rights in a country; or b) ten years after the first commercial sale of a product in such country, provided that if royalties are payable on a product after the expiration of the patent rights in a country, each of the respective royalty rates for such product in such country would be reduced by one-half.

Novartis’ Non-Exclusive Right to Conduct Combination Trials

Pursuant to the Termination Agreement, Idenix granted Novartis a non-exclusive license to conduct clinical trials evaluating a combination of any of Idenix’s and Novartis’ HCV drug candidates after the Idenix HCV drug candidate and Novartis HCV drug candidate have completed respective dose-ranging studies, subject to meeting certain criteria. Under certain circumstances, Novartis may conduct a dose-ranging study with respect to the Idenix HCV drug candidate. With respect to any combination trial, certain criteria must first be met prior to the commencement of such combination clinical trial. These criteria include, but are not limited to a) the Novartis HCV drug candidate at issue cannot be subject to any clinical hold imposed by a regulatory authority and b) a drug-drug interaction study between the Novartis HCV drug candidate and the Idenix HCV drug candidate must be conducted by either Idenix or Novartis. If the parties cannot agree to the initiation of a combination clinical trial, an independent data safety monitoring board will determine whether or not the combination trial should be initiated based on the safety profile of each HCV drug candidate. Idenix has agreed to supply Novartis with Idenix HCV drug candidates for use in such combination trials. Novartis and Idenix have agreed to, use commercially reasonable efforts to, in good faith, enter into a supply agreement and other relevant agreements in connection with any such combination trial. Novartis’ ability to initiate combination trials expires on the seven year anniversary of the execution of the Termination Agreement, or July 2019, although any then existing combination study commenced prior to such expiration date may continue after the expiration date.

Treatment of Product Sales of Tyzeka®/Sebivo® for the Treatment of the Hepatitis B Virus

In 2003 under the DLCA, Novartis licensed telbivudine (Tyzeka®/Sebivo®) from the Company for the treatment of the hepatitis B virus, or HBV. In September 2007, Idenix and Novartis entered into an amendment to the DLCA pursuant to which Idenix transferred to Novartis worldwide development, commercialization and manufacturing rights and obligations pertaining to Tyzeka®/Sebivo®. Subsequently, Idenix began receiving royalty payments equal to a percentage of net sales of Tyzeka®/Sebivo®. Under the Termination Agreement, Idenix will no longer receive royalty or milestone payments from Novartis based upon worldwide product sales of Tyzeka®/Sebivo® for the treatment of HBV. Novartis is committed to reimburse Idenix for certain payments to third-parties in connection with intellectual property related to Tyzeka®/Sebivo®. Idenix will otherwise be responsible for any payments to third parties in connection with intellectual property necessary to sell Tyzeka®/Sebivo®.

Termination or Breach by Either Party

If either Idenix or Novartis materially breaches the Termination Agreement and does not cure such breach within 30 days, the non-breaching party may terminate the Termination Agreement in its entirety. Either party may also terminate the Termination Agreement, effective immediately, if the other party files for bankruptcy, is dissolved, or has a receiver appointed for substantially all of its property. Novartis may also terminate the Termination Agreement for convenience. If Novartis terminates the Termination Agreement either because of a material breach by Idenix that has not been cured or because Idenix has filed for bankruptcy, Novartis may, at its election, retain the licenses granted to it by Idenix under the Termination Agreement to conduct clinical trials evaluating a combination of any Idenix HCV drug candidates and any Novartis HCV drug candidates, and Idenix would remain obligated to make royalty payments to Novartis on sales of the Company’s HCV drug products. If Idenix terminates the Termination Agreement either because of a material breach by Novartis that has not been cured or because Novartis has filed for bankruptcy, or if Novartis terminates the Termination Agreement for convenience, the licenses granted to Novartis to conduct combination trials terminate, and Idenix would remain obligated to make royalty payments to Novartis on sales of the Company’s HCV drug products.

Indemnification

Idenix has agreed to indemnify Novartis and its affiliates against losses suffered as a result of Idenix’s development, manufacture and commercialization of Idenix’s HCV products. Idenix has also agreed to indemnify Novartis and its affiliates against losses suffered as a result of any breach of representations and warranties in the Termination Agreement, the DLCA and the Stock Purchase Agreement. Under these agreements with Novartis, Idenix made numerous representations and warranties to Novartis regarding the Company’s drug candidates for the treatment of HBV and HCV, including representations regarding ownership of related inventions and discoveries. In the event of a breach of any such representation or warranty by Idenix, Novartis has the right to seek indemnification from Idenix, and, under certain circumstances, from the Company’s stockholders who sold shares to Novartis in 2003 (including certain of the Company’s directors and officers), for damages suffered by Novartis as a result of such breach. The amounts for which Idenix and its stockholders could be liable to Novartis could be substantial.

Future Agreements and Possible Competition

Following the receipt of certain data related to a combination clinical trial and upon Novartis’ request, we and Novartis are obligated to use, in good faith, commercially reasonable efforts to negotiate a future agreement for the development and commercialization of such combination therapy for the treatment of HCV. Any future arrangement may set forth any co-promotion and co-marketing rights Idenix may retain and any net benefit to Idenix and Novartis attributable to such rights. Neither party is obligated to negotiate for a period longer than 180 days.

Under the Termination Agreement, Novartis has a non-exclusive license to conduct clinical trials evaluating a combination of any of the Company’s HCV drug candidates and any of Novartis’ HCV drug candidates after certain criteria have been met. If Novartis obtains regulatory approval to co-label a Novartis HCV drug product with one or more of the Company’s HCV drug products, Novartis could market and sell a combination that may compete with Idenix’s drug candidates and/or combination products that Idenix markets and sells in the future, and any competition by Novartis could have a material adverse effect on the Company’s business.

Second Amended and Restated Stockholders’ Agreement

On July 31, 2012, the Company, Novartis and certain other stockholders defined therein entered into a Second Amended and Restated Stockholders’ Agreement.

Novartis’ Registration Rights

Under the Second Amended and Restated Stockholders’ Agreement, Novartis maintains its rights to cause the Company to register for resale, under the Securities Act of 1933, as amended, shares held by Novartis and/or its affiliates.

Corporate Governance Rights

Under the Stockholders’ Agreement, Idenix had agreed to use its reasonable best efforts to nominate for election as directors at least two designees of Novartis for so long as Novartis and its affiliates owned at least 30% of the Company’s voting stock and at least one designee of Novartis for so long as Novartis and its affiliates owned at least 19.4% of the Company’s voting stock. Novartis also had rights to appoint a non-voting observer to any committee of the Company’s Board of Directors. Furthermore, Novartis had approval rights over a number of corporate actions that the Company or its subsidiaries may take, including the authorization or issuance of additional shares of capital stock and significant acquisitions and dispositions, as long as Novartis and its affiliates continued to own at least 19.4% of the Company’s voting stock. Under the Second Amended and Restated Stockholders’ Agreement, Idenix has agreed to use its reasonable best efforts to nominate for election one designee of Novartis for so long as Novartis and its affiliates own at least 15.0% of the Company’s voting stock. Novartis maintains its rights to appoint a non-voting observer to any committee of the Company’s Board of Directors. All other corporate governance rights are terminated pursuant to the Second Amended and Restates Stockholders’ Agreement.

Novartis’ Stock Subscription Rights

Under the Stockholders’ Agreement, Novartis had the right to purchase, at par value of $0.001 per share, such number of shares as was required to maintain its percentage ownership of the Company’s voting stock if the Company issued shares of capital stock in connection with the acquisition or in-licensing of technology through the issuance of up to 5% of the Company’s stock in any 24-month period. These purchase rights have been terminated.

In addition to the right to purchase shares of the Company’s stock at par value as described above, if the Company issued any shares of capital stock, other than in certain situations, Novartis had the right to purchase such number of shares required to maintain its percentage ownership of the Company’s voting stock for the same consideration per share paid by others acquiring the Company’s stock. Under the Second Amended and Restated Stockholders’ Agreement, if the Company issues any shares of its capital stock, other than in limited situations, Novartis continues to have the right to purchase such number of shares required to maintain its percentage ownership of the Company’s voting stock for either the same consideration per share paid by others acquiring Company stock or, in specified situations, for a 10% premium to the consideration per share paid by others acquiring Company stock.

As of July 31, 2012, Novartis owned approximately 31% of the Company’s voting stock.

A copy of the Second Amended and Restated Stockholders’ Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the DLCA and the amendments thereto are attached as Exhibits 10.2 through 10.7 hereto and are incorporated herein by reference. A copy of the Manufacturing and Supply Agreement is attached as Exhibit 10.8 hereto and is incorporated herein by reference. A copy of the Commercial Manufacturing Agreement is attached as Exhibit 10.9 hereto and is incorporated herein by reference. A copy of the Letter Agreement and the amendments thereto are attached as Exhibits 10.10 through 10.12 hereto and are incorporated herein by reference. A copy of the Transition Services Agreement is attached as Exhibit 10.13 hereto and is incorporated herein by reference. The foregoing descriptions of the material terms of the Second Amended and Restated Stockholders’ Agreement, the DLCA, the Manufacturing and Supply Agreement, the Commercial Manufacturing Agreement, the Letter Agreement, and the Transition Services Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibit.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure set forth under Item 1.01 Entry into a Material Definitive Agreement is incorporated in its entirety herewith. The Company is not incurring any early termination penalties associated with the Termination Agreement, the Second Amended and Restated Stockholders’ Agreement, the DLCA, the Manufacturing and Supply Agreement, the Commercial Manufacturing Agreement, the Letter Agreement and the Transition Services Agreement.

Item 8.01	Other Events

Beginning with the third quarter of 2012, the Company’s accounting practices and policies with respect to how it reports and characterizes specific line items on its balance sheet and statements of operations are expected to change as a direct result of the Termination Agreement. At this time, the Company cannot quantify the magnitude of these accounting changes, but, at a minimum, it expects that the Termination Agreement will impact amounts recorded as deferred revenue and it expects to record an impairment charge to certain of its intangible assets.

This Current Report on Form 8-K contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future accounting practices and policies. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. All forward-looking statements reflect the Company’s estimates only as of the date of this report and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1	Second Amended and Restated Stock Purchase Agreement, dated July 31, 2012, between the Registrant, Novartis Pharma AG and certain other stockholders defined therein.

10.2+	Development, License and Commercialization Agreement, dated as of May 3, 2003, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, as amended on April 30, 2004, incorporated herein by reference to Exhibit 10.24 to Amendment No. 3 to Form S-1 (File No. 3333-111157), as filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2004.

10.3+	Second Amendment, dated as of December 21, 2004, to the Development, License and Commercialization Agreement, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, as amended on April 30, 2004, incorporated herein by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 17, 2005.

10.4+	Amendment No. 3 to the Development, License and Commercialization Agreement, effective as of February 27, 2006, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 16, 2006.

10.5+	Amendment No. 4 to the Development, License and Commercialization Agreement, dated as of September 28, 2007, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC on November 8, 2007.

10.6	Amendment No. 5 to the Development, License and Commercialization Agreement, dated on or about January 28, 2009, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, as filed with the SEC on February 6, 2009.

10.7	Amendment No. 6 to the Development, License and Commercialization Agreement, dated April 6, 2011, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, as filed with the SEC on April 7, 2011.

10.8+	Master Manufacturing and Supply Agreement, dated as of May 8, 2003, by and between Idenix (Cayman) Limited and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.25 to Form S-1 (File No. 3333-111157), as filed with the SEC on December 15, 2003.

10.9+	Commercial Manufacturing Agreement, dated as of June 22, 2006, by and between the Registrant and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2006, as filed with the SEC on August 8, 2006.

10.10	Letter Agreement, dated March 21, 2003, by and between the Registrant and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.28 to Form S-1 (File No. 3333-111157), as filed with the SEC on December 15, 2003.

10.11	Amendment No. 1 to Letter Agreement, dated on or about January 28, 2009, by and between the Registrant and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K, as filed with the SEC on February 6, 2009.

10.12	Amendment No. 2 to Letter Agreement, dated April 6, 2011, by and between the Registrant and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K, as filed with the SEC on April 7, 2011.

10.13+	Transition Services Agreement, dated as of September 28, 2007, by and among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG, incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC on November 8, 2007.

99.1	Slide Outlining Changes to Collaboration between the Registrant and Novartis Pharma AG

+	Confidential treatment requested as to certain portions, which portions have been separately filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: July 31, 2012	By:	/s/ Maria D. Stahl
Maria D. Stahl
Senior Vice President and General Counsel